UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

BANJO & MATILDA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54277	27-1519178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 William Street Paddington NSW 2021 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +61 2 8069-2665

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Dismissal of Principal Accountant

1.   On January 14, 2014, Banjo & Matilda, Inc., formerly known as Eastern World Solutions, Inc. (the “Company”), advised MaloneBailey, LLP that it had been dismissed as the independent registered public accounting firm for the Company.

2.   The dismissal of MaloneBailey, LLP was approved by the Board of Directors of the Company.

3.   MaloneBailey, LLP audited the financial statements of the Company as at and for the years ended December 31, 2012 and December 31, 2011.  The opinions issued by MaloneBailey, LLP on the financial statements of the Company for the years ended Deceember 31, 2012 and December 31, 2011, both contained “going concern” qualifications.  In both opinions, MaloneBailey ,LLP noted that the Company had incurred reoccurring losses since inception, which  raised substantial doubt as to the Company’s ability to continue as a going concern and that the financial statements did not  include any adjustments that might be necessary should the Company be unable to continue as a going concern.

4.   During the Company’s fiscal years ended December 31, 2012 and December 31, 2011, and through the date of this Current Report: (i) there were no disagreements between the Company and MaloneBailey, LLP. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MaloneBailey, LLP would have caused MaloneBailey, LLP to make reference to the subject matter of the disagreement in its report on the Company's financial statements for such years or during the interim period through the date of this Report, and (ii) there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

5.   The Company has provided MaloneBailey, LLP with a copy of the disclosures in this Form 8-K and has requested that MaloneBailey, LLP. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not MaloneBailey, LLP agrees with the Company's statements in this Item 4.01(a). A copy of the letter furnished by MaloneBailey, LLP in response to that request will be filed as an Exhibit to an Amendment to this Form 8-K.

(b) Engagement of Principal Accountant

1.   On January 14, 2014, the Company signed a letter to engage Lichter, Yu and Associates as its independent registered public accountants for the fiscal year ending June 30, 2014.  The decision to engage Lichter, Yu & Associates was approved by the Board of Directors of the Company.

2.   Lichter, Yu and Associates has been the registered independent public accountants for Banjo & Matilda, Pty Ltd, a corporation organized under the laws of Australia (“B&M”), which the Company acquired in transaction which for accounting purposes was treated as a reverse acquisition on November 14, 2013, and during B&M’s two most recent fiscal years ended June 30, 2013 and June 30, 2012 Lichter, Yu & Associates audited the financial statements of B&M and issued an audit report on the financial statements of B&M as at and for the years ended June 30, 2013 and June 30, 2012.

3.   During the Company's two most recent fiscal years ended December 31, 2012 and December 31, 2011, and through the date of this Current Report, the Company did not consult with Lichter, Yu and Associates on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and Lichter, Yu and Associates did not provide either a written report or oral advice to the Company that Lichter, Yu and Associates concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of  Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of our acquisition of B&M on November 14, 2013, which for accounting purposes is treated as a reverse acquisition, the financial statements of B&M have now become ours.  Consequently, our fiscal year end, previously December 31, is now June 30.

As a result of the change in our fiscal year end, we will be filing a Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2013 instead of an Annual Report on Form 10-K for the fiscal year ended December 31, 2013, that would have been required had we not completed the reverse acquisition.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

16.1	Letter from Malone Bailey to the Commission dated January 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANJO & MATILDA, INC.

Date: January 15, 2014	By:	/s/ Brendan Macpherson
Brendan Macpherson
Chief Executive Officer